Exhibit 10.23

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (this “Agreement”) is entered into by and between ICO Global Communications (Holdings) Limited (“Company”), and                             (“Recipient”), effective             , 200  .

RECITALS

A.                                        WHEREAS, Company has adopted the ICO Global Communications (Holdings) Limited Amended and Restated 2000 Stock Incentive Plan (the “Plan”), to enable it to attract and retain experienced and able directors, officers, employees and other key contributors and to provide an additional incentive to these individuals to exert their best efforts for Company and its shareholders;

B.                                          WHEREAS, Company’s Board of Directors (the “Board”) has the authority under the Plan to grant restricted stock;

C.                                          WHEREAS, the Board has determined to grant restricted stock to Recipient, pursuant to the terms of the Plan, and Recipient desires to accept the grant on those terms.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                                       Stock Subject to this Agreement. The stock subject to this Agreement shall be Company’s Class A common stock (the “Common Stock”), presently authorized but unissued or subsequently acquired by Company.

2.                                       Grant of Shares. Company hereby grants to Recipient, and Recipient accepts from Company,                                       (      ) shares of Common Stock (the “Shares”). Recipient shall be the sole owner of the Shares, subject to the provisions of the Plan and this Agreement, and Company shall list Recipient as a shareholder on its corporate books and records.

3.                                       Shares Held in Escrow. Unless and until the Shares have vested in the manner set forth in Section 4, the Shares, although issued in the name of the Recipient, will be held in escrow by the ICO Global Communications (Holdings) Limited as escrow agent (the “Escrow Agent”), and may not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated. Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Shares, or otherwise note its corporate records, as to the restrictions on transfer set forth in this Agreement. The Escrow Agent will deliver to Recipient the certificate (or certificates) representing the Shares only after, and not until, the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

4.                                       Vesting Requirements. Subject to the risk of forfeiture set forth in Section 5, Recipient’s ownership of the Shares shall become vested upon the earlier of: i) 10 years from the effective date of this Agreement; ii) 90 days following the effective date of any registration under the Securities Exchange Act of 1934, as amended, covering any class of equity securities of Company; or iii) 90 days following any class of equity securities of the Company being registered for sale pursuant to an effective order of registration by the Securities Exchange Commission. In addition, vesting will also accelerate in accordance with Section 12.3.2 of the Plan.

5.                                       Forfeiture Upon Termination. Recipient shall forfeit the unvested Shares upon Recipient’s involuntary termination for Cause (as defined herein) or voluntary termination without Good Reason (as defined herein). Upon forfeiture, if any, Recipient’s unvested Shares shall automatically transfer back to Company, without payment from Company. Recipient hereby appoints the Escrow Agent as Recipient’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Recipient to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate (or certificates) evidencing the unvested Shares to Company upon any forfeiture.

5.1                                 Definition of Cause. Termination for “Cause” shall mean Company’s termination of Recipient (as an employee or other service provider) as a result of Recipient’s (a) willful refusal to perform Recipient’s obligations to Company, (b) willful misconduct contrary to the interests of Company, (c) commission of a serious criminal act whether denominated a felony, misdemeanor or otherwise, or (d) engaging in activities directly in competition or antithetical to the best interests of Company.

5.2                                 Definition of Good Reason. Termination for “Good Reason” shall mean Recipient’s voluntary termination of any service-provider relationship with Company in one or more of the following circumstances:

(a)                                  After an assignment to Recipient of any duties inconsistent in any respect with Recipient’s position (including status, offices, titles and reporting requirement), authority, duties or responsibilities or any other action by Company that results in a diminution in Recipient’s position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by Company promptly after receipt of notice thereof given by Recipient;

(b)                                 After decrease in Recipient’s compensation or benefits, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Recipient, or a decrease in qualified retirement plan or health insurance benefits in conjunction with a plan change needed to enable the plans to satisfy IRS requirements or bring the benefits in line with benefits available to the officers and directors of an acquiring entity; or

(c)                                  After Company requires Recipient to perform duties at any location that is outside of a 50-mile radius of his current residence, other than for reasonable travel required by Company.

6.               Tax Filing; Tax Withholding. In connection with receiving the Shares, Recipient may elect to file an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), which election is intended to accelerate the tax consequences of the transfer, regardless of the potential effect of the vesting schedule of Section 4 or the risk of forfeiture set forth in Section 5. The choice to file an 83(b) election is entirely at Recipient’s discretion. Election under section 83(b) may be made by Recipient on the form attached hereto as Exhibit A.

RECIPIENT UNDERSTANDS THAT TO BE VALID, AN ELECTION UNDER SECTION 83(b) OF THE CODE MUST BE FILED WITH THE IRS WITHIN 30 DAYS OF THE DATE OF GRANT, A COPY OF THE ELECTION MUST BE PROVIDED TO THE COMPANY, AND A COPY OF THE ELECTION MUST BE ATTACHED TO RECIPIENT’S FEDERAL (AND POSSIBLY STATE) INCOME TAX RETURN FOR THE YEAR OF THE ELECTION. RECIPIENT ACKNOWLEDGES THAT IF HE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(B) OF THE CODE, IT IS RECIPIENT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO MAKE A VALID AND TIMELY ELECTION.

Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares may be released from the escrow established pursuant to Section 3 unless and until satisfactory arrangements (as determined by Company) have been made by Recipient with respect to the payment of income and employment taxes which Company determines must be withheld with respect to such Shares.

7.                                       Status as Shareholder. Except as expressly stated in this Agreement, Recipient shall have the rights and privileges of a shareholder of Company with respect to all the Shares, regardless of their vested or unvested status, or the fact that the Shares are held in escrow (as contemplated by Section 3), including the right to vote such Shares and receive all dividends and distributions on such Shares.

8.                                       Changes in Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of Company affecting the Shares, the Shares will be increased, reduced or otherwise changed, and by virtue of any such change Recipient will, in the capacity as owner of all the Shares, including any unvested portion of the Shares, be entitled to new or additional or different shares of stock, cash or securities, in the same manner as other shareholders of Common Stock, provided that the new securities replacing the unvested Shares will be subject to all of the conditions and restrictions that were applicable to the unvested Shares pursuant to this Agreement. Company in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

9.                                       No Employment Rights. Nothing in this Agreement will confer upon Recipient any right to continue in the employ or service of Company or affect the right of Company to terminate the employment of Recipient at any time with or without cause.

10.                                 Governing Law. This Agreement shall be governed by and construed with accordance the laws of the State of Washington.

11.                                 Integration. This Agreement, when read in conjunction with the Plan, contains the entire agreement and understanding of the parties with respect to the subjects discussed above, including but not limited to the topics of employment and equity ownership in Company. The parties agree that this Agreement expressly supersedes all prior agreements or understandings, written or oral, provided that if there is any disagreement between the terms of this Agreement and the Plan, the terms of the Plan shall prevail.

IN WITNESS WHEREOF, the parties have signed this Agreement, effective as of the date set forth in the first paragraph of this Agreement.

COMPANY:	RECIPIENT:

ICO Global Communications (Holdings)
Limited

By:

Its:

Date:	Date:

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

RESTRICTED STOCK GRANT AGREEMENT

EXHIBIT A

Election Under Internal Revenue Code Section 83(b)

The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                       The name, address and taxpayer identification number of the undersigned is:

Name:
Address:
SSN:

2.                                       Description of property with respect to which the election is made:

                           (     ) shares of Class A Common Stock of ICO Global Communications (Holdings) Limited (the “Company”).

3.                                       The property was transferred during the calendar year      .

4.                                       The nature of the restrictions to which property is subject are:

Pursuant to the terms of the ICO Global Communications (Holdings) Limited Amended and Restated 2000 Stock Incentive Plan and a corresponding Restricted Stock Grant Agreement (“Agreement”) between Company and the undersigned dated as of                      , the Shares shall vest upon the earlier of: i) 10 years from the effective date of the Agreement; or ii) 90 days following the effective date of any registration under the Securities Exchange Act of 1934, as amended, covering any class of equity securities of Company. To the extent that Recipient’s employment with Company terminates for Cause (as defined in the Agreement) or without Good Reason (as defined in the Agreement), Recipient’s unvested Shares shall be forfeited and automatically transfer back to Company, without payment from Company.

5.                                       Fair market value of the property is $            .

6.                                       The amount paid for the property was $                .

7.                                       A copy of this statement was reported to Company.

	Dated:	, 200 .
Signature

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